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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          -----------------------------

                                    FORM 8-K

                          -----------------------------



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date Report (Date of earliest event reported): April 22, 1998


                           SOLIGEN TECHNOLOGIES, INC.

             (exact name or registrant as specified in its charter)



                   Wyoming                                 1-12694                           95-4440838
      (State or other jurisdiction                     (Commission File Number)     (I.R.S. Employer Identification
     incorporation or organization)                                                              No.)


                19408 Londelius St., Northridge, California 91423
                    (Address of principal executive offices)




Registrant's telephone number, including area code:   818-718-1221

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                              SOLIGEN TECHNOLOGIES
                                    FORM 8-K

ITEM 5. OTHER EVENTS.

(a) Private Placement Financing. On April 24, 1998, Soligen Technologies, Inc. (the "Company"), entered into a Series A Convertible Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") providing for the private placement of up to 3,000 shares of a newly authorized series of preferred stock ("Series A Preferred"). The Company has received gross proceeds of $800,000 from the sale of 1,600 shares of Series A Preferred to two private investors pursuant to the Stock Purchase Agreement. The Stock Purchase Agreement permits additional sales of Series A Preferred to be completed until May 31, 1998. As of the date of this report, the Company has not received a commitment from any investor to purchase additional shares pursuant to the Stock Purchase Agreement.

At a special stockholders meeting held on April 20, 1998, the Company's stockholders approved an amendment to the Company's Articles of Incorporation authorizing the issuance of up to 10,000,000 shares of preferred stock. This amendment authorizes the Company's Board of Directors to issue preferred stock in one or more series on terms approved by the Board of Directors without the necessity of further action or approval by the stockholders. Pursuant to this authority, the Company's Board of Directors has authorized the issuance of up to 5,000 shares of Series A Preferred Stock having rights and preferences as set forth in a Statement of Rights and Preferences (the "Statement") filed with the Secretary of State of Wyoming on April 24, 1998. A copy of the Statement is attached as an exhibit to this report. The following is a summary of certain terms of the Series A Preferred, and reference is made to the Statement for a complete description of the rights and preferences of the Series A Preferred.

The Series A Preferred is not entitled to any fixed or guaranteed dividend. Upon a liquidation of the Company, the Series A Preferred is entitled to receive a distribution of $500 per share in preference to any distribution to holders of common stock. The approval of the holders of at least two-thirds of the outstanding shares of Series A Preferred is required for certain significant corporate actions, including mergers, sales of substantially all of the Company's assets, or the issuance of shares having rights and preferences senior to those of the Series A Preferred.

Each share of Series A Preferred is initially convertible into 500 shares of the Company's Common Stock, subject to adjustment for recapitalizations, stock splits and similar events. During the first year after issuance, the Series A Preferred conversion ratio is subject to adjustment pursuant to an "economic antidilution" provision which causes the conversion ratio to adjust upward in the event the Company issues shares of common stock (or securities convertible into or exercisable for common stock) at a price below $0.50 per share of Common Stock. Beginning one year after the date of issuance, the conversion ratio of the Series A Preferred is subject to downward adjustment in the event the average trading price of the Company's Common Stock is greater than $0.50 per share. The conversion ratio of the Series A Preferred increases by 12% effective one year after the date of issuance, and thereafter increases at a rate of 12% per annum. The Series A Preferred automatically converts into common stock in the event the average trading price of the Company's common stock over 20 consecutive trading days is greater than $1.00 per share and the cumulative trading volume on the American Stock Exchange during such 20 day period is at least 300,000 shares. If the Company's common stock is trading on NASDAQ during such period, the cumulative trading volume must be at least 450,000 shares. The Series A Preferred also automatically converts

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into common stock in the event the Company completes an underwritten public offering in which the Company receives gross proceeds of at least $10,000,000 and at a per share price of at least $1.00 per share (subject to adjustment for stock splits, recapitalizations, etc.)

Purchasers of Series A Preferred are also parties to an Investor Rights Agreement which grants certain rights of first offer and "piggyback" registration rights. The holders of Series A Preferred, voting as a separate class, are entitled to elect one member of the Company's Board of Directors.

(b) Amendment to Escrow Agreement. Soligen Technologies, Inc. (the "Company") has entered into an amendment (the "Amendment") to the Escrow Agreement, dated November 2, 1992 (the "Escrow Agreement"), pursuant to which certain shares issued in connection with an acquisition transaction are held in escrow. A copy of the Amendment is attached as an exhibit to this report.

As originally executed, the terms and conditions of the Escrow Agreement were prescribed by the policies of the British Columbia Securities Commission and were issued under its Local Policy 3-07. The escrow shares are held by the Company's registrar and transfer agent pursuant to the terms of the Escrow Agreement. Prior to the Amendment, the Escrow Agreement provided for the release of one escrow share for each $0.41 Cdn. in net "cash flow" (as defined in the Escrow Agreement) earned by the Company during the period beginning November 1, 1993 and ending October 31, 1998. The Escrow Agreement further provided that, if the Company earned net "cumulative cash flow" (as defined in the Escrow Agreement) of approximately Cdn. $4,000,000 or U.S. $3,050,000 during the five year earn-out period, all of the escrow shares would be "earned out" and thereby released from escrow. Any shares not released from escrow at the end of the five year earn out period would have been canceled.

The Amendment, which was approved at the 1995 Annual Meeting of the Company's stockholders, provides that the "earn-out" period will be extended for an additional five years, and that all shares not previously released from escrow will be released ten years after the date of issuance. In March 1998 the Company received approval of the amendment from the British Columbia Securities Commission, and the amendment has now been executed and become effective.

ITEM 7. EXHIBITS.

The following exhibits are filed herewith and this list constitutes the exhibit index.

   EXHIBIT NO.  DOCUMENT DESCRIPTION
   -----------  --------------------

        4.1 Articles of Amendment, as filed with Wyoming Secretary of State on April 22, 1998, amending Section 9 of Articles of Incorporation

        4.2     Statement of Rights and Preferences of Series A Preferred Stock

        4.3 Series A Convertible Preferred Stock Purchase Agreement, dated April 24, 1998(excluding exhibits and schedules)

        4.4     Investor Rights Agreement, dated April 24, 1998


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   EXHIBIT NO.  DOCUMENT DESCRIPTION
   -----------  --------------------
        4.5     First Amendment to Escrow Agreement


                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 1998.
                                       SOLIGEN TECHNOLOGIES, INC.




                                  By:  _________________________________________
                                       Yehoram Uziel, President, Chief
                                       Executive Officer and Chairman of the
                                       Board of Directors